Exhibit 10.26(b)

Nth Cycle, Inc.

Stock Option Agreement

Granted Under 2020 Stock Incentive Plan

This Stock Option Agreement (this “Agreement”) is made between Nth Cycle, Inc., a Delaware corporation (the “Company”), and the Participant pursuant to the 20202 Stock Incentive Plan (the “Plan”).

Notice of Grant

I.
Participant Information

Participant:
Participant Address:

II.
Grant Information

Grant Date:
Number of Shares:
Exercise Price Per Share:
Vesting Commencement Date:
Type of Option:	[Incentive Stock Option][Nonstatutory Stock Option]

III.
Vesting Table

Vesting Date	Shares that Vest(1)
1st anniversary of the Vesting Commencement Date	[# of Shares equal to ¼ the Shares]
End of each successive 1-month period following the 1st anniversary of the Vesting Commencement Date until the 4th anniversary of the Vesting Commencement Date	[# of Shares equal to 1/48 the Shares]

(1) The number of shares is subject to adjustment for any changes in the Company’s capitalization as set forth in Section 9 of the Plan.

IV.
Final Exercise Date

5:00 pm Eastern time on Date:	[Date is ten years minus one day from Grant Date]

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – Notice of Stock Option Exercise

Exhibit C – Nth Cycle, Inc. 2020 Stock Incentive Plan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NTH CYCLE, INC.

	PARTICIPANT	SPOUSAL CONSENT[1]

Name:

Title:	Name:	Name:

1. If the Participant resides in a community property state, it is desirable to have the Participant’s spouse also accept the option. The following are community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, and Washington. Although Wisconsin is not formally a community property state, it has laws governing the division of marital property similar to community property states and it may be desirable to have a Wisconsin Participant’s spouse accept the option.

Stock Option Agreement

2020 Stock Incentive Plan

Exhibit A

General terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.
Grant of Option. This Agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2020 Stock Incentive Plan (the “Plan”), the number of shares set forth in the Notice of Grant (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Unless earlier terminated, this option shall expire at the time and on the date set forth in the Notice of Grant (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) solely to the extent set forth in the Notice of Grant. To the extent not designated as an incentive stock option, or to the extent that the option does not qualify as an incentive stock option, the option shall be a nonstatutory stock option. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.
Vesting Schedule. This option will become exercisable (“vest”) in accordance with the Vesting Table set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.
Exercise of Option.
(a)
Form of Exercise. Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit B, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares (unless the number of Shares that remain subject to this option at the time of exercise is less than ten whole shares, in which case the Participant may purchase the total number of whole shares that remain subject to this option).
(b)
Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(c)
Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(d)
Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such service relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
(e)
Termination for Cause. If, prior to the Final Exercise Date, the Participant’s service relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her service relationship by the Company for Cause, and the effective date of such termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination). If the Participant is party to an employment, consulting or severance agreement with the Company or subject to a severance plan maintained by the Company, in either case, that contains a definition of “cause” for termination of service, “Cause” shall have the meaning ascribed to such term in such agreement or plan. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s service relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s termination of service, that termination for Cause was warranted.

4.
Company Right of First Refusal.
(a)
Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.
(b)
Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.
(c)
Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.
(d)
Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e)
Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:
(1)
any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;
(2)
any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and
(3)
the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation); provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4.
(f)
Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.
(g)
Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:
(1)
the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or
(2)
the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).
(h)
No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.
(i)
Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.
Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.
Tax Matters.
(a)
Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
(b)
Disqualifying Disposition. If this option satisfies the requirements to be treated as an incentive stock option under the Code and the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.
7.
Transfer Restrictions.
(a)
This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
(b)
The Participant agrees that he or she will not transfer any Shares issued pursuant to the exercise of this option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4 and Section 5; provided that such a written confirmation shall not be required with respect to (1) Section 4 after such provision has terminated in accordance with Section 4(g) or (2) Section 5 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.
8.
Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is attached hereto as Exhibit C.

[Remainder of Page Intentionally Left Blank]

Exhibit B

Notice of Stock Option Exercise

[DATE]1

Nth Cycle, Inc.

Attention: Treasurer

Dear Sir or Madam:

I am the holder of [ ]2 Stock Option granted to me under the Nth Cycle, Inc. (the “Company”) 2020 Stock Incentive Plan on [ ]3 for the purchase of [ ]4 shares of Common Stock of the Company at a purchase price of $[ ]5 per share.

I hereby exercise my option to purchase [ ]6 shares of Common Stock (the “Shares”), for which I have enclosed [ ]7 in the amount of [ ]8. Please register my stock certificate as follows:

Name(s):	[9]

Address:

I represent, warrant and covenant as follows:

1 Enter date of exercise.

2 Enter either “an Incentive” or “a Nonstatutory” or both.

3 Enter the date of grant.

4 Enter the total number of shares of Common Stock for which the option was granted.

5 Enter the option exercise price per share of Common Stock.

6 Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.

7 Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. XXXX and XXXX”.

8 Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

9 Enter name(s) to appear on stock certificate in one of the following formats: (a) your name only (i.e., John Doe); (b) your name and other name (i.e., John Doe and Jane Doe, Joint Tenants with Right to Survivorship); or for Nonstatutory Stock Options only, (c) a child’s name, with you as custodian (i.e. Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences for registering shares in a child’s name.

1.
I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.
2.
I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.
3.
I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
4.
I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.
5.
I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least six months and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Very truly yours,

[Name]

Exhibit C

Nth Cycle, Inc. 2020 Stock Incentive Plan